Exhibit 10.2

UNION BANK, N.A.

MEADWESTVACO CORPORATION

RABBI TRUST AGREEMENT

TABLE OF CONTENTS

PURPOSE	3

DEFINITIONS	3

ARTICLE I ESTABLISHMENT AND GENERAL OPERATION OF TRUST	5
1.1 Establishment of Trust	5
1.2 Revocability	5
1.3 Grantor Trust	5
1.4 Right to Trust Assets	5
1.5 Payments to Employer	5
1.6 Signing Authority; Trustee’s Reliance	6
1.7 Acceptance of Assets; Trust Composition	6
1.8 Trust Contributions	6
1.9 No Duty of Trustee to Enforce Collection	7
1.10 Plan Administration	7
1.11 Change in Control	7
1.12 Participant Accounts	9
1.13 Tax Payments and Reporting	9

ARTICLE II INVESTMENTS	9
2.1 Trustee Investment Authority	9
2.2 Funding Policy and Investment Guidelines	10
2.3 Disposition of Income	10

ARTICLE III TRUSTEE’S POWERS	10
3.1 General Trustee’s Powers	10
3.2 Additional Powers	12
3.3 Legal Duties	12

ARTICLE IV TRUSTEE AND EMPLOYER DUTIES	15
4.1 Plan and Trust Characteristics	15
4.2 Payments to Participants	15
4.3 Accounts and Records	16
4.4 Reports	17
4.5 Directions to Trustee	17
4.6 Information to be Provided to Trustee	17

ARTICLE V RESTRICTIONS ON TRANSFER	18
5.1 Persons to Receive Payment	18
5.2 Assignment and Alienation Prohibited	18

ARTICLE VI RESIGNATION, REMOVAL AND SUCCESSION	19
6.1 Resignation or Removal of Trustee	19
6.2 Designation of Successor	19
6.3 Transfer of Trust Assets	19

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6.4 Court Appointment of Successor	19
6.5 Successor’s Powers	19
6.6 Successor’s Duties	20

ARTICLE VII AMENDMENT	20
7.1 Power to Amend	20
7.2 Limitation on Amendments following a Change in Control	20

ARTICLE VIII LIABILITIES	20
8.1 Declaration of Intent	20
8.2 Liability of the Trustee	21
8.3 Indemnification	22

ARTICLE IX DURATION, TERMINATION AND REPAYMENTS TO EMPLOYER	22
9.1 Revocation and Termination	22
9.2 Duration	23
9.3 Payments to the Employer Prior to Termination	23

ARTICLE X DISTRIBUTIONS IN THE EVENT OF INSOLVENCY OF EMPLOYER	23
10.1 Trustee and Employer Responsibility Upon Notice of Employer’s Insolvency	23

ARTICLE XI MISCELLANEOUS	26
11.1 Delegation	26
11.2 Trustee Compensation, Expenses and Taxes	26
11.3 Third Parties	27
11.4 Adoption by Affiliated Employer	27
11.5 Binding Effect; Successor Employer	27
11.6 Relation to Plan	27
11.7 Partial Invalidity	28
11.8 Construction	28
11.9 Counterparts	28
11.10 Notices	28
11.11 Mediation and Arbitration of Disputes	29
11.12 Wire Transfers	28

ARTICLE XII EFFECTIVE DATE	29

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UNION BANK, N.A.

RABBI TRUST AGREEMENT

This Trust Agreement (the “Trust Agreement”) is made by and between MeadWestvaco Corporation, a Delaware corporation, (the “Employer”), and UNION BANK, N.A., a national banking association (the “Trustee”), and shall be effective upon the Trustee’s receipt of the initial contribution of money or other property to be held in trust hereunder.

PURPOSE

(a) The Employer has adopted the nonqualified plan or plans identified on the signature page hereof, or which subsequently may be adopted by the Employer (collectively referred to hereinafter as the “Plan”), pursuant to which the Employer expects to incur unfunded deferred compensation liabilities.

(b) The Employer wishes to establish a trust (hereinafter called “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of Employer’s creditors in the event of Employer’s Insolvency, as herein defined, until paid to Plan participants in such manner and at such times as specified in the Plan;

(c) It is the intention of the parties that this Trust shall constitute an unfunded arrangement and, if the Plan participants are employees of the Employer shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

(d) It is the intention of Employer to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

DEFINITIONS

(a) “Administrator” means the Employer or such other person or entity designated in the Plan (or by the Employer) that is responsible for the administration of the Plan and is duly authorized to direct the Trustee.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Employer” means the employer(s) that maintains the Plan to which this Trust Agreement relates; provided, however, that where one or more affiliates of a parent Employer are parties to such Plan or to this Trust Agreement, only the parent Employer shall be authorized to exercise discretionary powers under this Trust Agreement including, but not limited to, the power to direct and remove the Trustee, and to amend and terminate the Plan.

(d) “Employer Securities” means the capital stock of the Employer, rights to acquire such stock, or other obligations of the Employer.

(e) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(f) “Investment Manager” means a person or entity, other than the Trustee, who is appointed by the Employer, or another pursuant to the terms of the Plan, to manage the investment of the Trust Fund, and who meets the requirements of Section 3(38) of ERISA.

(g) “Plan” means one or more nonqualified employee benefit plans which are identified by name on the signature page hereto, or which subsequently may be adopted by the Employer (provided that the Employer has notified the Trustee of any such adoption), some or all of whose assets constitute the Trust Fund.

(h) “Participants” shall mean Plan participants and beneficiaries of deceased participants.

(i) “Trustee” means UNION BANK, N.A. or its successor in interest, or any successor appointed pursuant to this Trust Agreement.

(j) “Trust Fund” means the assets held by the Trustee pursuant to this Trust Agreement.

ARTICLE I

ESTABLISHMENT AND GENERAL OPERATION OF TRUST

1.1	Establishment of Trust. The Employer hereby deposits with the Trustee in trust an initial contribution of money or other property, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in the Trust Agreement

1.2	Revocability.

The Trust hereby established is revocable by the Employer; it shall become irrevocable upon a Change of Control, as defined herein.

1.3	Grantor Trust. The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

1.4	Right to Trust Assets. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of Participants and the Employer’s general creditors as herein set forth. Plan participants and beneficiaries of deceased participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants against Employer. Any assets held by the Trust will be subject to the claims of Employer’s general creditors under federal and state law in the event of Insolvency, as defined in Article XI herein.

1.5	Payments to Employer.

Except as provided in Sections 1.2 and 4.2(c) hereof, after the Trust has become irrevocable, the Employer shall have no right or power to direct the Trustee to return to the Employer or to divert to others any of the Trust assets before all payment(s) of benefits have been made to Participants pursuant to the terms of the Plan.

If at any time post Change of Control the principal of the Trust, and earnings thereon, exceed, as determined by an independent third party, 150% of the amount necessary to pay all Participants or Beneficiaries the benefits to which the Participants or their Beneficiaries are and will become entitled to receive pursuant to the terms of the Plan, and all fees and expenses, the Trustee, at the written request of the Company, shall pay to the Company such excess portion of the Trust assets.

1.6	Signing Authority; Trustee’s Reliance. The Employer or the Administrator, as applicable, shall certify in writing to the Trustee the names and specimen signatures of all those who are authorized to act as or on behalf of the Employer or the Administrator (“Authorized Person”), and those names and specimen signatures shall be updated as necessary by a duly authorized officer of the Employer. The Employer or the Administrator, as applicable, shall promptly notify the Trustee if any person so designated is no longer authorized to act on behalf of the Employer or the Administrator. Until the Trustee receives written notice that an Authorized Person is no longer authorized to act on behalf of the Employer or Administrator, the Trustee may continue to rely on the Employer’s or Administrator’s designation of such person.

1.7	Acceptance of Assets; Trust Composition. All contributions or transfers shall be received by the Trustee in cash or other property acceptable to the Trustee. The Trust shall consist of the contributions and transfers received by the Trustee, together with the income and earnings from them and any increments to them. The Trustee shall hold, manage and administer the Trust in accordance with this Trust Agreement without distinction between principal and income.

CONTRIBUTIONS

1.8	Trust Contributions.

(a)	The Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant shall have any right to compel such additional deposits.

(b)	Upon the occurrence of a Change of Control, the Company shall, no later than the closing date of the Change of Control, make an irrevocable contribution to the Trust in an amount that is sufficient (taking into account the Trust assets, if any, resulting from prior contributions) to fund the Trust in an amount equal to no less than 100% but no more than 125% of the amount necessary to pay each Participant or Beneficiary the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred, as well as an amount estimated to be sufficient to pay all fees and expenses that may thereafter become due with respect to the Trust. Notwithstanding the foregoing, the Board of Directors of the Company, in its sole discretion, may decide that the Company will not make a contribution to the Trust with respect to a particular Change of Control, provided, that the Board of Directors makes its decision in writing, prior to the closing of the Change of Control.

(c)	In the event that the President and/or Chief Executive Officer of the Company determine that a Change of Control is imminent, the President and Chief Executive Officer of the Company shall cause the Company to make the contribution to the Trust specified above within 15 days after such determination (but no later than the closing date of the Change of Control). If the Change of Control of the Company shall not have occurred within six months after the date on which a contribution is made pursuant to this Section and the Company’s Board of Directors adopts a resolution to the effect that, for purposes of this Trust Agreement, a Change of Control of the Company is not imminent, any amounts added to the Trust pursuant to this Section, together with any earnings thereon, shall be paid by the Trustee to the Company, if so directed by the Board of Directors.

1.9	No Duty of Trustee to Enforce Collection. Notwithstanding anything herein to the contrary, before a Change of Control has occurred that results in the Employer’s irrevocable funding of the Trust, Trustee shall have no authority to enforce the collection of any contribution or transfer to the Trust.

1.10	Plan Administration. The Employer and not the Trustee shall be responsible for administering the Plan (including without limitation determining the rights of the individuals eligible to participate in the Plan, determining any Participant’s right to benefits under the Plan), and issuing statements to Participants of their interest in the Plan. Following a Change of Control, the Trustee may retain, or in lieu thereof replace, the existing third party to administer the Plan (including without limitation determining the rights of individuals eligible to participate in the Plan, determining any Participant’s right to benefits under the Plan), and issuing statement to Participants of their interest(s) in the Plan.

1.11	(a) Change in Control. For purposes of this Trust Agreement, the following terms shall be defined as set forth below:

(1) “Change of Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1.11(a); or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company (as determined under applicable Delaware law) (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the Resulting corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(b)	The General Counsel of the Company shall have the specific authority to determine whether a Change of Control has transpired under the guidance of this Section 1.11 and shall be required to give the Trustee notice of a Change of Control. The Trustee shall be entitled to rely upon such notice, and shall have no duty to inquire whether a Change of Control has taken place or to make any determination as to whether a Change of Control has occurred.

1.12	Participant Accounts. The Employer shall maintain in an equitable manner a separate account for each Participant under the Plan (“Account”) in which it shall keep a record of the share of such Participant under the Plan in the Trust. The Employer may appoint a third-party administrator to maintain such Accounts. A Participant’s Account under the Plan shall represent the portion of the Trust allocated to provide such Participant benefits under the Plan. If the Trustee is directed by the Employer to segregate the Trust into separate Accounts for each Participant, at the time it makes a contribution to the Trust, the Employer shall certify to the Trustee the amount of such contribution being made in respect of each Participant under each Plan.

The Trustee may rely on information provided to the Trustee by the Employer and the Trustee’s and Employer’s determination of Account values shall be conclusive and binding on all interested parties.

1.13	Tax Payments and Reporting. Following a Change of control, the Trustee shall be responsible for all calculations and payment of income tax, inheritance, estate, or other taxes, and all income tax reporting in connection with the Trust and any contributions thereto and distributions therefrom, as well as all earnings and gains or losses of the Trust. Unless otherwise agreed in writing by the parties, the Trustee shall prepare annually the grantor tax advice information letter for the Trust and promptly provide it to the Employer for use in preparing its corporate income tax return. With respect to the payments to Participants, the Trustee shall withhold the appropriate federal, state and local taxes required to be withheld and shall properly report and remit such payments to the proper taxing authorities only to the extent directed by the Employer and agreed to by the Trustee. The Employer agrees to indemnify and defend Trustee against any liability for any taxes, interest or penalties resulting from or relating to the Trust.

ARTICLE II

INVESTMENTS

2.1

Trustee Investment Authority. The Employer hereby delegates in writing all of its investment authority to the Trustee for all of the Trust. The Trustee shall have full power and authority to invest and reinvest the Trust in investments of the kind described in Article III, subject to the investment guidelines established by the Employer, as provided below. The Trustee’s responsibility for investment and diversification of the assets in the Trust for which the Trustee has investment discretion shall be subject to, and is limited by, any investment guidelines provided to it by the Employer.

2.2	Funding Policy and Investment Guidelines. The Employer shall have the responsibility for establishing and carrying out a funding policy and method, consistent with the objectives of the Plan, taking into consideration the Plans’ short-term and long-term financial needs. It is understood that, unless otherwise agreed in writing, the Employer, rather than the Trustee, shall be responsible for the overall diversification of Trust assets.

2.3	Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

The Employer shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity; provided, however, that, following a Change of Control, no such substitution shall be permitted unless the Trustee determines that the fair market values of the substituted assets are equal.

ARTICLE III

TRUSTEE’S POWERS

3.1	General Trustee’s Powers. Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(a)	To invest and reinvest the Trust or any part thereof in any one or more kind, type, class, item or parcel of property, real, personal or mixed, tangible or intangible; or in any one or more kind, type, class, item or issue of investment or security; or in any one or more kind, type class or item of obligation, secured or unsecured; or in any combination of them (including those issued or maintained by the Trustee or any of its affiliates, to the extent permitted by law);

(b)	To acquire, sell and exercise options to buy securities (“call” options) and to acquire, sell and exercise options to sell securities (“put” options);

(c)	To buy, sell, assign, transfer, acquire, loan, lease (for any purpose, including beyond the life of this Trust), exchange and in any other manner to acquire, manage, deal with and dispose of all or any part of the Trust property, for cash or credit;

(d)	To make deposits with any bank or savings and loan institution, including any such facility of the Trustee or an affiliate thereof, provided that the deposit bears a reasonable rate of interest;

(e)	To retain all or any portion of the Trust in cash temporarily awaiting investment or for the purpose of making distributions or other payments, without liability for interest thereon, notwithstanding the Trustee’s receipt of indirect compensation known as float;

(f)	To borrow money for the purposes of the Trust from any source other than a party in interest of the Plan, with or without giving security; to pay interest; to issue promissory notes and to secure the repayment thereof by pledging all or any part of the Trust assets;

(g)	To take all of the following actions: to vote proxies of any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in the Trust;

(h)	To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(i)	To consult with legal counsel (who may be counsel for the Employer or the Administrator) with respect to the interpretation of the Trust Agreement or the Trustee’s duties hereunder or with respect to any legal proceedings or any questions of law and shall be entitled to take action or not to take action in good faith reliance on the advice of such counsel;

(j)	To pay or cause to be paid from the Trust any and all real or personal property taxes, income taxes or other taxes or assessments of any or all kinds levied or assessed upon or with respect to the Trust or the Plans;

(k)

Subject to the limitations of 3.1, to hold term or ordinary life insurance contracts or to acquire annuity contracts on the lives of Participants (but in the case of conflict between any such contract and a Plan, the terms of the Plan shall prevail); to pay from the Trust the premiums on such contracts; to distribute, surrender or otherwise dispose of such contracts; to pay the proceeds, if any, of such contracts to the proper persons in the event of the death of the insured Participant; to enter into, modify, renew and terminate annuity contracts of deposit administration, of immediate participation or other group or individual type with one or more insurance companies and to pay or deposit all or any part of the Trust thereunder; to provide in any such contract for the investment of all or any part of funds so deposited with the insurance company in securities under separate accounts; to exercise and claim all rights and benefits granted to the contract holder by any such contracts. All payments and exercise of all powers with respect to insurance contracts shall be solely on the direction of the Employer;

(l)	To exercise all the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under applicable federal or state laws, as amended from time to time, it being intended that, except as otherwise provided in this Trust, the powers conferred upon the Trustee herein shall not be construed as being in limitation of any authority conferred by law, but shall be construed as in addition thereto.

(m)	Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

3.2	Additional Powers. In addition to the other powers enumerated above, the Trustee is authorized and empowered:

(a)

To invest funds in any type of interest-bearing account including, without limitation, time certificates of deposit or interest-bearing accounts issued by UNION BANK, N.A. To use other services or facilities provided by the UnionBanCal Corporation (UNBC), its subsidiaries or affiliates, including but not limited to Union Bank, N.A. (Bank), to the extent allowed by applicable law and regulation. Such services may include but are not limited to (1) the placing of orders for the purchase, exchange, investment or reinvestment of securities through any brokerage service conducted by, and (2) the purchase of units of any registered investment company managed or advised by Bank, UNBC, or their subsidiaries or affiliates and/or for which Bank, UNBC or their subsidiaries or affiliates act as custodian or provide other services for a fee, including, without limitation, the HighMark Group of mutual funds. The parties hereby acknowledge that the Bank may receive fees for such services in addition to the fees payable under this Agreement. Fee schedules for additional services shall be delivered to the appropriate party in advance of the provision of such services. Independent fiduciary approval of compensation being paid to the Bank will be sought in advance to the extent required under applicable law and regulation.

If Union Bank, N.A. does not have investment discretion, the services referred to above, as well as any additional services, shall be utilized only upon the appropriate direction of an authorized party.

(b)	To cause all or any part of the Trust to be held in the name of the Trustee (which in such instance need not disclose its fiduciary capacity) or, as permitted by law, in the name of any nominee, including the nominee name of any depository, and to acquire for the Trust any investment in bearer form; but the books and records of the Trust shall at all times show that all such investments are a part of the Trust and the Trustee shall hold evidences of title to all such investments as are available;

(c)	To serve as custodian with respect to the Trust assets, to hold assets or to hold eligible assets at the Depository Trust Company or other depository;

(d)	To employ such agents and counsel as may be reasonably necessary in administration and protection of the Trust assets and to pay them reasonable compensation; to employ any broker-dealer or other agent, including any broker-dealer or other agent affiliated with the Trustee, and pay such broker-dealer or other agent its standard commissions or compensation from Trust assets; to settle, compromise, abandon, contest or arbitrate all claims and demands in favor of or against the Trust; to prosecute, compromise and defend lawsuits, but without obligation to do so, all at the risk and expense of the Trust; and to charge any premium on bonds purchased at par value to the principal of the Trust without amortization from the Trust, regardless of any law relating thereto;

(e)	To tender its defense to the Employer in any legal proceeding where the interests of the Trustee and the Employer are not adverse, provided that any legal counsel selected to defend the Trustee is acceptable to the Trustee. The Employer may satisfy all or any part of its obligations under this section through insurance arrangements acceptable to the Trustee;

(f)	To permit such inspections of documents at the principal office of the Trustee as are required by law, subpoena or demand by United States or state agency during normal business hours of the Trustee;

(g)	To comply with all requirements imposed by law;

(h)

To seek written instructions from the Employer or Administrator, as applicable, on any matter and await written instructions without incurring any liability. If at any time the Employer or Administrator, as applicable, should fail to give directions to the Trustee, the Trustee may act in the manner that in its discretion it deems advisable under the circumstances for carrying out the purposes of this Trust. Such actions shall be conclusive on the Employer, the Administrator and the Participants on any matter if written notice of the proposed action is given to Employer five (5) days prior to the action being taken, and the Trustee receives no response;

(i)	To compensate such executive, consultant, actuarial, accounting, investment, appraisal, administrative, clerical, secretarial, custodial, depository and legal firms, personnel and other employees or assistants as are engaged by the Employer or Administrator, as applicable, in connection with the administration of the Plans and to pay from the Trust the necessary expenses of such firms, personnel and assistants, to the extent not paid by the Employer or Administrator, as applicable;

(j)	To impose a reasonable charge to cover the cost of furnishing to Participants statements or documents;

(k)	To act upon proper written directions of the Employer, Administrator, or any Participant, as applicable, including directions given by electronic communication, or photostatic teletransmission using facsimile signature. If oral instructions are given, to act upon those in Trustee’s discretion prior to receipt of written instructions. Trustee’s recording or lack of recording of any such oral instructions taken in Trustee’s ordinary course of business shall constitute conclusive proof of Trustee’s receipt or non-receipt of the oral instructions;

(l)	To pay from the Trust the expenses reasonably incurred in the administration of the Trust;

(m)	To maintain insurance for such purposes, in such amounts and with such companies as the Employer or Administrator, as applicable, shall elect, including insurance to cover liability or losses occurring by reason of the acts or omissions of fiduciaries (but only if such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary);

(n)	As directed by the Employer or Administrator, as applicable, to cause the benefits provided under the Plan to be paid directly to the persons entitled thereto under the Plan, and in the amounts and at the times and in the manner specified by the Plan, and to charge such payments against the Trust and Accounts with respect to which such benefits are payable;

(o)	To exercise and perform any and all of the other powers and duties specified in this Trust Agreement or the Plans; and in addition to the powers listed herein, to do all other acts necessary or desirable for the proper administration of the Trust, as though the absolute owner thereof.

3.3	Legal Duties. The Trustee shall exercise any of the foregoing powers from time to time as required by law.

ARTICLE IV

TRUSTEE AND EMPLOYER DUTIES

4.1	Plan and Trust Characteristics. To the extent the Plan is designed to cover employees of the Employer, the Employer shall at all times ensure that the Plan and this Trust shall have the characteristics supporting a determination that the Plan is an arrangement constituting an unfunded plan maintained for the purposes of providing deferred compensation to a select group of management or highly compensated employees for purposes of Title I of ERISA.

4.2	Payments to Participants.

(a)	The Employer shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Participant, that provides a formula or other instructions acceptable to the Trustee for determining the amount so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participants in accordance with such Payment Schedule. If so directed by the Employer, the Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Employer.

(b)	The entitlement of a Participant to benefits under the Plan shall be determined by the Employer or such party as shall be designated under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c)

The Employer may make payment of benefits directly to Participants as they become due under the terms of the Plan. The Employer shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants. In addition, if the principal of the Trust, and earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Employer shall make the balance of each such payment as it falls due. The Trustee shall notify the Employer where principal and earnings are not sufficient. The Trustee shall have no duty or obligation to enforce or compel the Employer to make payments hereunder. The Employer may direct the

Trustee to reimburse the Employer for payments made directly by Employer to Participants and shall provide the Trustee with such documentation to evidence those direct payments as the Trustee may reasonably request.

(1)	In the event payments are made by the Employer directly to Participants, the Employer shall have sole responsibility for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authority.

(2)	The Trustee shall have no duty or responsibility with respect to the above stated reporting, withholding or payment of taxes and shall have no responsibility to determine that the Employer has provided for such reporting, withholding or payment of such taxes.

(3)	The Employer shall indemnify and hold the Trustee harmless from any and all losses, claims, penalties or damages which may occur as a result of the Trustee’s following in good faith the written direction of the Employer to reimburse the Employer for payments made hereunder to Participants and arising from the Employer’s tax reporting, withholding and payment obligations hereunder.

(d)	Upon the satisfaction of all liabilities of the Employer under the Plan to all Participants the Trustee shall hold or distribute the Trust in accordance with the written instructions of the Employer. Except as provided in (c) above, at no time prior to the Employer’s Insolvency, as defined in Article XI, or the satisfaction of all liabilities of the Employer under the Plans in respect of all Participants having Accounts hereunder, shall any part of the Trust revert to the Employer.

4.3

Accounts and Records. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be done, including such specific records as shall be agreed upon in writing between the Employer and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by the Employer and by the Participants. Within sixty (60) days after the close of each quarter and Plan year and within sixty (60) days after the resignation or removal of the Trustee as provided in Article VI hereof, the Trustee shall render to the Employer a written account showing in reasonable summary the investments, receipts, disbursements and other transactions engaged in by the Trustee during the preceding Plan Year or accounting period with respect to the Trust. Such account shall set forth the assets and liabilities of the Trust. The Employer shall have sixty (60) days after the Trustee’s mailing or electronic distribution of each such quarterly or final account within which to file with the Trustee written objections to such account. Upon the expiration of each such period, the account shall be deemed approved by the Employer, except with respect to any act or transaction as to which the Employer files a written objection with the Trustee within such sixty-day period. Nothing in this Section 4.3 is intended to deprive the Employer of any rights to which it may be entitled by law. With respect to the written account statement, the Trustee shall correct any error it has made to the extent such error occurred within the applicable statute of limitations period. If such error is discovered more than sixty days after the end of an accounting period and beyond the timeframe for electronic records retention or for ability to reconcile balances on the Trustee’s trust accounting system, the correction of such error may be reflected on a trust accounting statement subsequent to the statement for the period in which the error occurred.

Notwithstanding anything herein to the contrary, the Trustee shall have no duty or responsibility to obtain valuations of any assets of the Trust Fund, the value of which is not readily determinable on an established market. The Employer shall bear sole responsibility for determining said valuations and shall be responsible for providing said valuations to the Trustee in a timely manner. The Trustee may conclusively rely on such valuations provided by the Employer and shall be indemnified and held harmless by the Employer with respect to such reliance.

4.4	Reports. The Trustee shall file such descriptions and reports and shall furnish such information and make such other publications, disclosures, registrations and other filings as are required of the Trustee by law. The Trustee shall have no responsibility to file reports or descriptions, publish information or make disclosures, registrations or other filings unless directed by the Employer.

4.5	Directions to Trustee. Directions to the Trustee shall be in writing and signed by the persons authorized to direct the Trustee, or shall be made by such other method as the parties shall agree, including directions given by photostatic teletransmission using facsimile signature. The Trustee is also authorized to act on electronically transmitted instructions. The Trustee may accept verbal instructions in its discretion prior to receipt of written or photostatic teletransmission instructions. The Trustee is hereby authorized to record conversations and facsimile transmissions made in connection with the Trust. This Trust Agreement specifically anticipates and authorizes the Trustee to act on directions communicated to the Trustee via later-developed electronic and digital media as the parties shall agree.

4.6	Information to be Provided to Trustee. The Employer shall maintain and furnish the Trustee with all reports, documents and information as shall be required by the Trustee to perform its duties and discharge its responsibilities under this Trust Agreement, including without limitation a certified copy of each of the Plans and all amendments thereto.

The Trustee shall be entitled to rely on the most recent reports, documents and information furnished to it by the Employer. The Employer shall be required to notify the Trustee as to the termination of employment of any Participant by death, retirement or otherwise.

The Employer shall arrange for each Investment Manager if appointed pursuant to Section 2.1, and each insurance company issuing contracts held by the Trustee pursuant to Section 3.1(k), to furnish the Trustee with such valuations and reports as are necessary to enable the Trustee to fulfill its obligations under this Trust Agreement, and the Trustee shall be fully protected in relying upon such valuations and reports.

ARTICLE V

RESTRICTIONS ON TRANSFER

5.1	Persons to Receive Payment.

(a)	The Trustee shall, except as otherwise provided in section 4.2(d) and subsection (b) hereunder, pay all amounts payable hereunder only to the person(s) designated under the Plan or deposit such amounts to the Participant’s checking or savings account as directed in writing by the Employer and not to any other person or corporation, and only to the extent of assets held in the Trust. The Employer’s written instructions, to the Trustee to make distributions or not to make distributions, and the amount thereof, shall be conclusive on all Participants.

(b)	Should any controversy arise as to the person(s) to whom any distribution or payment is to be made by the Trustee, or as to any other matter arising in the administration of the Plans or Trust, the Trustee may retain the amount in controversy pending resolution of the controversy or the Trustee may file an action seeking declaratory relief and/or may interplead the Trust assets in issue, and name as necessary parties the Employer, the Participants and/or any or all persons making conflicting demands.

(c)	The Trustee shall not be liable for the payment of any interest or income, except for that earned as a Trust investment, on any amount withheld or interpleaded under subsection (b).

(d)	The expense of the Trustee for taking any action under subsection (b) shall be paid to the Trustee from the Trust.

5.2	Assignment and Alienation Prohibited. Benefits payable to Participants under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process. Notwithstanding the foregoing, the Trust shall at all times remain subject to the claims of creditors of the Employer in the event the Employer becomes Insolvent as provided in Article XI.

ARTICLE VI

RESIGNATION, REMOVAL AND SUCCESSION

6.1	Resignation or Removal of Trustee. The Trustee may resign at any time by written notice to the Employer, which shall be effective ninety (90) days after receipt of such notice unless Employer and Trustee agree otherwise. Prior to a Change in Control, the Employer may remove the Trustee at any time by written notice to the Trustee, which shall be effective ninety (90) days after receipt of such notice unless the Employer and the Trustee agree otherwise. Upon and after the occurrence of a Change in Control, the Trustee may be removed only (i) by the Employer with the written consent of a majority of Participants; or (ii) by the written notice of a majority of Participants.

6.2	Designation of Successor. Upon notice of the Trustee’s resignation or removal, the Employer shall promptly designate a successor Trustee who will accept transfer of the assets of the Trust; provided that, upon and after the occurrence of a Change in Control, such appointment shall be effected only (i) by the Employer with the written consent of a majority of the Participants; or (ii) by the written notice of a majority of the Participants.

6.3	Transfer of Trust Assets. Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed as soon as administratively feasible after receipt of notice of resignation or removal or transfer and appointment of and acceptance by successor Trustee.

6.4	Court Appointment of Successor. If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 6.2 hereof, by the effective date of resignation or removal under paragraph 6.1 of this section. If no such appointment has been timely accepted by a successor Trustee after a Change in Control, the Trustee may apply to a court of competent jurisdiction for appointment of a successor Trustee or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. Until the Trust assets have been transferred to a successor Trustee is appointed, the Trustee shall be entitled to be compensated for its services according to its published fee schedule then in effect for acting as Trustee.

6.5	Successor’s Powers. A successor Trustee shall have the same powers and duties as those conferred upon the original Trustee hereunder. A resigning Trustee shall transfer the Trust assets and shall deliver the assets of the Trust to the successor Trustee as soon as practicable. The resigning Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to its resignation, and the Trust assets shall remain liable to reimburse the resigning Trustee for all fees and costs, expenses or attorneys’ fees or losses incurred, whether before or after resignation, due solely to the Trustee’s holding title to and administration of Trust assets.

6.6	Successor’s Duties. A successor Trustee shall have no duty to audit or otherwise inquire into the acts and transactions of its predecessor.

ARTICLE VII

AMENDMENT

7.1	Power to Amend. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Employer. No such amendment shall conflict with the terms of the Plan nor shall it make the Trust revocable after it has become irrevocable in accordance with Section 1.2.

7.2	Limitation on Amendments Following a Change in Control. Following a Change in Control, no amendment signed by the Employer and the Trustee shall become effective without the written consent of a majority of the Participants then participating in the Plan.

ARTICLE VIII

LIABILITIES

8.1	Declaration of Intent. To the full extent permitted by law, it is the intent of this Article to relieve the Employer, Administrator, Investment Manager, and the Trustee from all liability for any acts or omissions of any other person and to declare the absence of liabilities of all persons referred to in this Article to the extent not imposed by law or by provisions of this Trust Agreement. Each of the following Sections, in declaring such limitation, is set forth without limiting the generality of this Section but in each case shall be subject to the provisions, limitations and policies set forth in this Section.

8.2	Liability of the Trustee.

(a)	The Trustee is not a party to the Plan and shall have no powers, duties or responsibilities with regard to the administration of the Plan or to determine the rights or benefits of any person having or claiming an interest under the Plan or in the Trust assets or under this Trust Agreement or to control any disposition of the Trust or part thereof which is directed by the Employer, Administrator, any Investment Manager or Participant or any person reasonably believed by the Trustee to be their designee(s).

(b)	The Trustee shall have no liability for the adequacy or timeliness of contributions for the purposes of the Plan or for enforcement of the payment thereof.

(c)	The Trustee shall have no liability for the acts or omissions of the Employer, Administrator, any Investment Manager, Participant, or their designee(s).

(d)	The Trustee shall have no liability for following proper directions of any person or entity reasonably believed by the Trustee to have been given authority to direct the Trustee pursuant to this Trust Agreement.

(e)	During such period or periods of time, if any, as the Employer, Administrator, any Investment Manager, Participant, or their designee(s) is directing the investment and management of Trust assets, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any securities purchased on their directions if notice of any such right was given prior to the purchase of such securities. If such notice is received by the Trustee after the purchase of such securities, the Trustee shall notify the directing party. The Trustee shall have no obligation to exercise any such right unless it is informed of the existence of the right and is instructed to exercise such right, in writing, by the directing party within a reasonable time prior to the expiration of such right.

(f)	If a directing party directs the Trustee to purchase securities issued by any foreign government or agency thereof, or by any corporation domiciled outside of the United States, it shall be the responsibility of the directing party to advise the Trustee in writing with respect to any laws or regulations of any foreign countries or any United States territories or possessions which shall apply, in any manner whatsoever, to such securities, including, but not limited to, receipt of dividends or interest or reclamation of foreign taxes by the Trustee for such securities.

8.3	Indemnification.

(a)	The Trustee shall not be liable for, and the Employer agrees to indemnify and hold harmless the Trustee, its officers, directors, employees or agents, from and against any loss or liability, claims, demands, damages and expenses, (including reasonable attorneys’ fees and costs incurred by the Trustee), any claims of breach of fiduciary duty brought by any person or entity, lawsuits, disputes of any kind, and any taxes or penalties incurred by the Trustee, which may arise from (i) any act taken by the Trustee in good faith in accordance with directions (or any failure to act in the absence of such directions) from the Employer, Administrator, any Investment Manager, Participant or any person reasonably believed by the Trustee to be their designee(s), (ii) the negligence or willful misconduct of the Employer, Administrator, any Investment Manager, Participant or any person reasonably believed by the Trustee to be their designee(s), and (iii) any act or omission by the Employer, Administrator, any Investment Manager, Participant or any person reasonably believed by the Trustee to be their designee(s) except in the event of the Trustee’s gross negligence, willful misconduct or material breach of this Trust Agreement which directly relates to and causes the loss to the Trust.

(b)	The Employer further agrees to indemnify the Trustee for and against any liability imposed on the Trustee, including reasonable attorneys’ fees and costs incurred by the Trustee, which exceeds amounts payable or available from the Trust, arising as a result of claims asserted by any third person or persons, not otherwise described in Section 8.3(a) and whether such person or persons are related to the Trust, for action or failure to take action with respect to Trust Assets. By way of illustration, but not by way of limitation, this subsection is intended to provide indemnification to the Trustee for third party claims relating to Trust property, such as where an unrelated third party is injured in an accident on property owned by the Trust.

(c)	The Employer may satisfy all or any part of its obligations hereunder through insurance arrangements acceptable to the Trustee

(d)	The indemnifications and releases provided herein shall survive termination of this Trust Agreement and shall apply to the parties’ successors and assigns.

ARTICLE IX

DURATION, TERMINATION AND REPAYMENTS TO EMPLOYER

9.1	Revocation and Termination. The Trust shall not terminate until the date on which Participants are no longer entitled to benefits pursuant to the terms of the Plan “unless sooner revoked in accordance with Section 1.2 hereof.” Upon termination of the Trust any assets remaining in the Trust shall be returned to Employer. In the event the Trust is terminated following the distribution of all payments and benefits called for herein, from the date of such termination of the Trust and until the final distribution of the remaining Trust assets, if any, the Trustee shall continue to have all the powers provided under this Trust Agreement that are necessary or desirable for the orderly liquidation and distribution of the Trust.

9.2	Duration. This Trust shall continue in full force and effect for the maximum period of time permitted by law and in any event until the expiration of twenty-one years after the death of the last surviving person who was living at the time of execution hereof who at any time becomes a Participant in the Plan, unless this Trust is sooner terminated in accordance with this Trust Agreement.

9.3	Payments to the Employer Prior to Termination. Except with respect to the reimbursement of the Employer by the Trust for benefit payments made directly to a Participant by the Employer pursuant to Section 4.2(c), no part of the Trust shall revert to the Employer at any time prior to the earlier of the Employer’s Insolvency, as defined in Article X, or the satisfaction of all liabilities under the Plan, as described in Section 9.1.

ARTICLE X

DISTRIBUTIONS IN THE EVENT OF INSOLVENCY OF EMPLOYER

10.1	Trustee and Employer Responsibility Upon Notice of Employer’s Insolvency.

(a)	Insolvency. The Trustee shall cease payment of benefits to Participants if the Employer is Insolvent. The Employer shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)	At all times during the continuance of this Trust, as provided in Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Employer under federal and state law as set forth below.

(1)	The Employer shall have the duty to inform the Trustee in writing of the Employer’s Insolvency. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants. If the Trustee is unable to obtain information sufficient to ascertain Insolvency, the Trustee may seek instructions of a court of law or submit the matter for arbitration before the American Arbitration Association or interplead the Trust Assets at the expense of the Trust.

(2)	Unless the Trustee has actual knowledge of the Employer’s Insolvency, or has received written notice from the Employer or a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the Employer’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Employer’s solvency.

(3)	If at any time the Trustee has determined that the Employer is Insolvent, the Trustee shall discontinue payments to Participants and shall hold the assets of the Trust for the benefit of the Employer’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Employer with respect to benefits due under the Plan or otherwise.

(4)	The Trustee shall resume the payment of benefits to Participants in accordance with Section 4.2 of this Trust Agreement only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).

(c)

Determination of Insolvency. Upon receipt of the aforesaid written notice of the Employer’s Insolvency, the Trustee shall notify the Employer, and the Employer, within thirty (30) days of receipt of such notice, shall engage an arbitrator (the “Arbitrator”) acceptable to the Trustee from the American Arbitration Association to determine the Employer’s solvency or Insolvency. The Employer shall cooperate fully and assist the Arbitrator, as may be requested by the Arbitrator, in such determination and shall pay all costs relating to such determination. The Arbitrator shall notify the Employer and Trustee separately by registered mail of its findings. If the Arbitrator determines that the Employer is solvent or if once found Insolvent the Employer is no longer Insolvent, the Trustee shall resume holding the Trust assets for the benefit of the Participants and may make any distributions called for under this Trust Agreement, including any amounts which should have been distributed during the period when the Trustee suspended distributions in response to a notice of the Employer’s Insolvency, including earnings (or losses) on such suspended distributions. If the Arbitrator determines that the Employer is Insolvent or is unable to make a conclusive determination of the Employer’s Insolvency, the Trustee shall continue to retain the assets of the Trust until the Employer’s status of solvency or Insolvency is decided by a court of competent jurisdiction or it distributes all or a portion of the Trust assets to any duly appointed receiver, trustee in bankruptcy, custodian or to the Employer’s general creditors, but only as such distribution is ordered by a court of competent jurisdiction.

The Trustee shall have no liability for relying upon the determination of the Arbitrator as to the Employer’s solvency or Insolvency.

(d)	If a court of competent jurisdiction orders distribution of only part of the Trust assets and does not specify the manner in which Trust assets are to be liquidated, the Trustee shall liquidate Trust assets as follows:

(i)	If such liquidation is ordered prior to a Change in Control, as directed by the Employer; or

(ii)	If such liquidation is ordered after a Change in Control or upon Insolvency of the Employer, as determined by the Trustee in its sole and absolute discretion.

If the Employer fails to provide instructions under subparagraph (i) above, as to the manner of liquidation within five (5) business days prior to the date the Trustee is required to comply with the court’s order, the Trustee shall liquidate and shall have the authority to order any Investment Manager to liquidate the Trust assets in such manner as the Trustee shall determine in its sole and absolute discretion. The Trustee shall not be liable for any damages resulting from the Trustee’s exercise in good faith of its power to liquidate assets as provided in this paragraph.

(e)	Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to subsection (b)(3) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants by the Employer in lieu of the payments provided for hereunder during any such period of discontinuance of which the Trustee has actual knowledge.

Nothing in this Trust Agreement shall in any manner diminish any right of a Participant to pursue his or her rights as a general creditor of the Employer with regard to payments under the Trust or otherwise.

ARTICLE XI

MISCELLANEOUS

11.1	Delegation.

By written notice to the Trustee, the Employer may authorize the Trustee to act on matters in the ordinary course of the business of the Trust or on specific matters upon the signature of its delegate.

11.2	Trustee Compensation, Expenses and Taxes.

(a)	The Employer shall quarterly pay the Trustee its expenses in administering the Trust and reasonable compensation for its services as Trustee at a rate to be agreed upon by the parties to this Trust Agreement, based upon Trustee’s published fee schedule. If not so paid, the expenses and compensation shall be paid from the Trust. However, the Trustee reserves the right to alter this rate of compensation at any time by providing the Employer with notice of such change at least thirty (30) days prior to its effective date. Reasonable compensation shall include compensation for any extraordinary services or computations required, such as determination of valuation of assets when current market values are not published and interest on funds to cover overdrafts. The Trustee shall have a lien on the Trust for compensation and for any reasonable expenses including counsel, appraisal, or accounting fees, and these shall be withdrawn from the Trust and may be reimbursed by the Employer.

(b)	Reasonable counsel fees, reasonable costs, expenses and charges of the Trustee incurred or made in the performance of its duties, expenses relating to investment of the Trust such as broker’s commissions, stamp taxes, and similar items and all taxes of any and all kinds that may be levied or assessed under existing or future laws upon or in respect to the Trust or the income thereof, and the Trustee’s charges for issuing distribution checks to Participants or their representatives shall be paid from, and shall constitute a charge upon the Trust.

(c)

The Employer shall pay any federal, state or local taxes on the Trust, or any part thereof, and/or the income therefrom. In the event any Participant is determined to be subject to federal income tax on any amount under this Trust Agreement prior to the time of payment hereunder, the entire amount determined to be so taxable shall, at the Employer’s direction, be distributed by the Trustee to such Participant from the Trust. For the above purposes, a Participant shall be determined to be subject to federal income tax with respect to the Trust upon the earlier of: (a) a final determination by the United States Internal Revenue Service (“IRS”) addressed to the Participant which is not appealed to the courts; or (b) an opinion of legal counsel designated in writing by the Employer, addressed to the Employer and the Trustee, that, by reason of Treasury Regulations, amendments to the Code, published IRS rulings, court decisions or other substantial precedent, amounts hereunder subject the Participant to federal income tax prior to payment. The Employer shall undertake at its discretion and at its sole expense to defend any tax claims described herein which are asserted by the IRS against any Participant, including attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the IRS or by a lower court. The Employer also agrees to reimburse any Participant under this Section for any interest or penalties in respect of tax claims hereunder upon receipt of documentation thereof.

11.3	Third Parties.

(a)	No person dealing with the Trustee shall be required to follow the application of purchase money paid or money loaned to the Trustee nor inquire as to whether the Trustee has complied with the requirements hereof.

(b)	In any judicial or administrative proceedings, only the Employer and the Trustee shall be necessary parties and no Participant or other person having or claiming any interest in the Trust shall be entitled to any notice or service of process (except as required by law). Any judgment, decision or award entered in any such proceeding or action shall be conclusive upon all interested persons.

11.4	Adoption by Affiliated Employer. Any affiliate of the Employer (an “Affiliated Employer”) may adopt the Employer’s Plan with the approval of the Employer. Upon written notice, to the Trustee from the Employer, the Affiliated Employer shall become a party to this Trust Agreement.

11.5	Binding Effect; Successor Employer. This Trust Agreement shall be binding upon and inure to the benefit of any successor to the Employer or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Employer or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its successorship and shall promptly supply information required by the Trustee.

11.6	Relation to Plan. All words and phrases used herein shall have the same meaning as in the Plan, and this Trust Agreement and the Plan shall be read and construed together. In the event of conflict between the terms of the Plan and this Trust Agreement with respect to the rights and duties of the Trustee, the terms of this Trust Agreement shall control. Whenever in the Plan it is provided that the Trustee shall act as therein prescribed, the Trustee shall be and is hereby authorized and empowered to do so for all purposes as fully as though specifically so provided herein or so directed by the Employer.

11.7	Partial Invalidity. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. In the event of any such holding, the Employer and Trustee and, if applicable, Participants, will immediately amend this Trust Agreement as necessary to remedy any such defect.

11.8	Construction. This Trust Agreement shall be governed by and construed in accordance with the laws of California.

11.9	Counterparts. This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one instrument which may be sufficiently evidenced by any one counterpart.

11.10	Notices. Any notice, report, demand or waiver required or permitted hereunder shall be in writing, shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof, and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed to the Employer and the Trustee; if to a Participant, to the last mailing address provided to the Trustee with respect to such individual; provided, however, that if any party or his or its successor shall have designated a different address by written notice to the other parties, then to the last address so designated.

11.11	Disputes. All claims, causes of action or other disputes concerning this Agreement (each a “Claim”), including any and all questions of law or fact relating thereto, shall, at the written request of any party, be determined by judicial reference pursuant to the California Code of Civil Procedure (“Reference”). The parties shall select a single neutral referee, who shall be a retired state or federal judge. In the event that the parties cannot agree upon a referee, the referee shall be appointed by the court. The referee shall report a statement of decision to the court. Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies. The parties shall bear the fees and expenses of the referee equally unless the referee orders otherwise. The referee shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph. The parties acknowledge that the Claims will not be adjudicated by a jury. If any dispute is to be determined in federal court without regard to any state court limitation on the right of the parties to waive trial by jury, then the Alternative Dispute language contained in this paragraph shall not apply and the parties waive the right to trial by jury.

11.12	Wire Transfers. The Trustee shall follow the Employer’s or Administrator’s wire transfer instructions in compliance with the security procedures promulgated by the Trustee and agreed to by the Employer. The Trustee shall perform a telephonic verification to Employer or Employer’s Authorized Representative or such other security procedure, as Trustee may require, prior to wiring funds or following facsimile directions. The Employer assumes all risk of delay of transfer if the Trustee is unable to reach the Employer or the Employer’s Authorized Representative, or in the event of delay as a result of attempts to comply with any security procedure selected by the Employer.

ARTICLE XII

EFFECTIVE DATE

IN WITNESS WHEREOF, this Trust Agreement is signed by the duly authorized officers of the parties on the dates set forth below their names, and shall be effective on the Trustee’s receipt of Plan assets to be held in trust hereunder. The Employer hereby acknowledges that it has conferred with its counsel with respect to the adoption and the provisions of this Trust Agreement.

UNION BANK, N.A. “Trustee”		MeadWestvaco Corporation “Employer”

By:	/s/ Greg Kirland	By:	/s/ E. Mark Rajkowski

Greg Kirland		E. Mark Rajkowski
(typed or printed name)		(typed or printed name)
Title: Senior Vice President		Title: Senior Vice President and Chief Financial Officer

By:	/s/ S. Hughes	By:	/s/ Robert E. Birkenholz

S. Hughes		Robert E. Birkenholz
(typed or printed name)		(typed or printed name)
Title: Vice President		Title: Vice President and Treasurer
Date: September 29, 2011		Date: September 28, 2011

Name of Eight Plan(s)

(1)	MeadWestvaco Corporation Executive Retirement Plan (MERP)

(2)	MeadWestvaco Corporation Retirement Restoration Plan

(3)	MeadWestvaco Corporation Deferred Income Plan (DIP)

(4)	MeadWestvaco Corporation Compensation Plan for Non-Employee Directors

(5)	The Mead Corporation Director Capital Accumulation (DirCAP) (legacy plan)

(6)	The Mead Corporation Executive Deferred Compensation Plan (EDCP) (legacy plan)

(7)	The Mead Corporation Deferred Compensation Plan for Directors (DCPD) (legacy plan)

(8)	The Mead Corporation Incentive Compensation Election Plan (ICEP) (legacy plan)